UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware ( State of incorporation )	000-23401 ( Commission File Number )	33-0612983 ( IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)      On July 23, 2007, GameTech International, Inc. (the “Company”) announced the appointment of Nick Greenwood as Vice-President of Sales for the Company, effective July 31, 2007. Pursuant to the terms of his offer letter, Mr. Greenwood will receive a weekly salary of $2,000 per week until approximately November 1, 2007 for the overall organization and management of the Company’s sales and marketing activities and will participate in a performance based commission sales bonus program to be determined. In addition, Mr. Greenwood will receive an annual salary of $60,000 per year for the development of a new California and Northern Nevada Territory sales division and will additionally participate in a commission program of $100 for each video lottery terminal unit (“Box”) sold up to the first 300 Boxes and $300 for each Box sold thereafter. Further duties will include some Box game design and development for an additional annual salary of $36,000 per year. The offer letter and press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated by reference herein. The descriptions of the offer letter and press release are qualified in their entirety by reference to such Exhibits.

     Prior to joining the Company, Mr. Greenwood, 65, most recently performed sales since 2005 for Nova Gaming, LLC, an industry leader in the Native American Gaming market. Mr. Greenwood served as Director of Sales from 2002 to 2004 for Sierra Design Group, a well-respected developer of gaming devices and systems, primarily for the expanding Class II Native American and government-run central-determination video lottery businesses which was acquired by Bally Gaming in 2004. From 1997 to 2002 Mr. Greenwood served as Vice President of Product Development with Innovative Gaming Corporation of America. Innovative Gaming Corporation of America, and its wholly owned operating subsidiary, Innovative Gaming, Inc. together develop, manufacture, market and distribute computerized video gaming machines and multi-station gaming machines to regulated gaming markets world-wide. From 1995 to 1997 Mr. Greenwood was Director of Business Development for Lodging and Gaming Systems Inc. a developer of customized and prepackaged software for the hotel and gaming industries. From 1989 to 1995 Mr. Greenwood held various sales management positions with Global Gaming, which merged with Anchor Gaming in 1994. Anchor Gaming which designs, manufactures and sells video gaming machines and central control systems in addition to designing, manufacturing, selling, installing and operating online lottery systems and computerized pari-mutuel wagering system, was subsequently acquired by International Game Technology.  Mr. Greenwood holds a Bachelor of Science in Business Administration from the Sacramento State College, California.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer letter entered into by GameTech International, Inc. and Nick Greenwood.

99.1	Press release issued by GameTech International, Inc., dated July 23, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Jay M. Meilstrup
Jay M. Meilstrup
President and Chief Executive Officer

Date: July 23, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter entered into by GameTech International, Inc. and Nick Greenwood.

99.1	Press release issued by GameTech International, Inc., dated July 23, 2007.